Exhibit 10.16

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

STATE OF MICHIGAN

OFFICE OF FINANCIAL AND INSURANCE REGULATION

LANSING, MICHIGAN

)
In the Matter of	)	CONSENT ORDER
)
MICHIGAN COMMERCE BANK	)
ANN ARBOR, MICHIGAN	)	FDIC 09-713b
)
(STATE CHARTERED	)
INSURED NONMEMBER BANK	)
)

Michigan Commerce Bank, Ann Arbor, Michigan (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law rule or regulation alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under section 2304 of the Banking Code of 1999, Mich. Comp. Laws 487.12304, regarding hearings before the Office of Financial and Insurance Regulation for the State of Michigan (“OFIR”), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”) with representatives of the Federal Deposit Insurance Corporation (“FDIC”) and the OFIR dated March 31, 2010, whereby, solely for the purpose of this proceeding and without admitting or denying the charges of unsafe or unsound banking practices relating to asset quality and earnings, or violations of law, rule or regulation, the Bank consented to the issuance of a CONSENT ORDER (“ORDER”) by the FDIC and the OFIR.

The FDIC and the OFIR considered the matter and determined that they had reason to believe that the Bank had engaged in unsafe or unsound banking practices and violations of law rule or regulation. The FDIC and the OFIR, therefore, accepted the STIPULATION.

Having also determined that the requirements for issuance of an Order under 12 U. S. C. 1818 (b) and section 2304 of the Banking Code of 1999, Mich. Comp. Laws 487.12304, have been met, the FDIC and the OFIR HEREBY ORDER, that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, take affirmative action as follows:

MANAGEMENT PLAN

1.                                      (a)                                 Within 30 days from the effective date of this ORDER, the Bank shall retain a bank consultant acceptable to the Regional Director of the FDIC Chicago Regional Office (“Regional Director”) and the OFIR Chief Deputy Commissioner (“Chief Deputy Commissioner”), who will develop a written analysis and assessment of the Bank’s executive management and special asset group needs (“Management Study”) for the purpose of providing qualified management for the Bank.

(b)                                 The Bank shall provide the Regional Director and Chief Deputy Commissioner with a copy of the proposed engagement letter or contract with the consultant for review.

(c)                                  The Management Study shall be completed within 60 days from the effective date of this Order. The Management Study shall include, at a minimum:

(i)                                     Identification of both the type and number of executive officer positions and special asset group positions needed to properly manage and supervise the affairs of the Bank;

(ii)                                  Evaluation of all Bank executive officers and members of the special assets group to determine whether these individuals possess the ability, experience and other qualifications required to perform present and anticipated duties, including adherence to the Bank’s established policies and practices, and restoration and maintenances of the Bank in a safe and sound condition; and

(iii)                               A plan to recruit and hire any additional replacement personnel with the requisite ability, experience and other qualifications to fill those executive officer and special asset group positions identified by this paragraph of this Order.

(d)                                 Within 30 days after receipt of the Management Study the Bank shall formulate a plan to implement the recommendations of the Management study.

(e)                                  A copy of the plan required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.

MANAGEMENT

2.                                      (a)                                 Within 90 days from the effective date of this ORDER, the Bank shall have and retain qualified management. Management shall be provided the necessary written authority to implement the provisions of this ORDER. The qualifications of management shall be assessed on its ability to:

(i)                                          Comply with the requirements of this ORDER;

(ii)                                       Operate the Bank in a safe and sound manner;

(iii)                                    Comply with applicable laws, rules, and regulations; and

(iv)                              Restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, management effectiveness, earnings, liquidity, and sensitivity to interest rate risk.

(b)                                 During the life of this ORDER, prior to the addition of any individual to the board of directors or the employment of any individual as a senior executive officer, the Bank shall request and obtain the approval of the Chief Deputy Commissioner. For purposes of this ORDER, “senior executive officer” is defined as in section 32 of the Act (“section 32”), 12 U.S.C. § 1831(i), and section 303.101(b) of the FDIC Rules and Regulations, 12 C.F.R. § 303.101(b).

(c)                                  Management shall be independent from Capitol Bancorp, Limited (“Capitol Bancorp”). No senior executive officer of the Bank shall be an employee of both the Bank and Capitol Bancorp.

BOARD PARTICIPATION

3.                                      (a)                                 As of the effective date of this ORDER, the board of directors shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank’s activities, consistent with the role and expertise commonly expected for directors of Banks of comparable size. This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, insider, charged off, and recovered loans; investment activity; adoption or modification of operating policies; individual committee reports; audit reports; internal control reviews including management’s responses; and compliance with this ORDER. Board minutes shall document these reviews and approvals, including the names of any dissenting directors.

(b)                                 Within 60 days from the effective date of this ORDER, the Bank’s board of directors shall have in place a program that will provide for monitoring of the Bank’s compliance with this ORDER.

(c)                                  As of the effective date of this ORDER, independent directors shall comprise the majority of the Bank’s board of directors. For purposes of this ORDER, an independent director shall be any individual who: is not an officer of the Bank, Capitol Bancorp, any subsidiary of Capitol Bancorp, or any of its affiliated organizations; or does not own more than 10 percent of the Bank or Capitol Bancorp’s outstanding shares or Michigan Commerce Bancorp, Limited’s outstanding shares; or who is not indebted to the Bank directly or indirectly, including the indebtedness of any entity in which the individual has a substantial financial interest, in an amount exceeding 10 percent of the Bank’s total Tier 1 capital and allowance for loan and lease losses; or is deemed to be an independent director for purposes of this ORDER by the Regional Director of the Chicago Regional Office of the FDIC (“Regional Director”) and the Chief Deputy Commissioner.

CAPITAL

4.                                      (a)                                 Within 60 days from the effective date of this ORDER, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) at a minimum of 9 percent and its level of qualifying total capital as a percentage of risk-weighted assets (“total risk based capital ratio”) at a minimum of 12 percent. For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.

(b)                                 If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan. Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws. Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to the OFIR, 611 West Ottawa Street, Lansing, Michigan 48909 for their review. Any changes requested to be made in the materials by the FDIC or the OFIR shall be made prior to their dissemination.

(c)                                  In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within 10 calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.

LOSS CHARGE-OFF

5.                                      (a)                                 As of the effective date of this ORDER, the Bank shall charge off from its books and records any loan classified “Loss” in the Report of Examination dated September 21, 2009 (“ROE”), and any loan classified “Loss” in any subsequent Report of Examination or Visitation Report issued during the life of this ORDER.

(b)                                 During the life of this ORDER the Bank shall charge off from its books and records any loan classified “Loss” in any Report of Examination or Visitation Report of any financial institution which is merged into the Bank, immediately after consummation of the merger.

PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS

6.                                      (a)                                 As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extensions of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” in the ROE, and any loan classified “Loss” in any subsequent Report of Examination or Visitation Report issued during the life of this ORDER, so long as such credit remains uncollected.

(b)                                 This prohibition shall extend to any loan classified “Loss” in any Report of Examination or Visitation Report of any financial institution merged into the Bank during the life of this ORDER.

(c)                                  As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard”, “Doubtful”, or is listed for Special Mention in the ROE, and any loan classified “Substandard”, “Doubtful” or listed for “Special Mention” in any subsequent Report of Examination or Visitation Report issued during the life of this ORDER, and is uncollected unless the Bank’s board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank. A copy of the statement shall be signed by each Director, and incorporated in the minutes of the applicable board of directors’ meeting. A copy of the statement shall be placed in the appropriate loan file.

(d)                                 The requirements of subparagraph (c) shall extend to any loan that has been classified “Doubtful”, “Substandard” or is listed as “Special Mention” in any Report of Examination or Visitation Report of any financial institution that is merged into the Bank during the life of this ORDER.

REDUCTION OF DELINQUENCIES AND CLASSIFIED ASSETS

7.                                      (a)                                 Within 60 days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to, a written plan to reduce the Bank’s risk position in each asset in excess of $300,000 which is more than 90 days delinquent or classified “Substandard” or “Doubtful” in the ROE. The plan shall include, but not be limited to, provisions which:

(i)                                                   Prohibit an extension of credit for the payment of interest, unless the Board provides, in writing, a detailed explanation of why the extension is in the best interest of the Bank;

(ii)                                                                                                     Provide for review of the current financial condition of each delinquent or classified borrower, including a review of borrower cash flow and collateral value;

(iii)                                             Delineate areas of responsibility for loan officers;

(iv)                                            Establish dollar levels to which the Bank shall reduce delinquencies and classified assets within 6 and 12 months from the effective date of this ORDER; and

(v)                                               Provide for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in minutes of the meetings of the board of directors.

(b)                                      As used in this paragraph, “reduce” means to: (1) collect; (2) charge off; (3) sell; or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and the OFIR.

(c)                                       A copy of the plan required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.

(d)                                      While this ORDER remains in effect, the plan shall be revised to include assets which become more than 90 days delinquent after the effective date of this ORDER or are adversely classified at any subsequent examinations.

(e)                                       While this ORDER remains in effect, the plan shall be revised to include each asset in excess of $300,000 which is classified “Substandard” or “Doubtful” in any Report of Examination or Visitation Report of any financial institution that is merged into the Bank during the life of this ORDER.

CORRECTION OF VIOLATIONS

8.                                      Within 30 days from the effective date of this ORDER, the Bank shall eliminate and/or correct all violations of law rule or regulation listed in the ROE.

LIQUIDITY PLAN

9.                                      (a)                                 Within 60 days of the effective date of this ORDER, the Bank shall adopt a written contingency funding plan (“Liquidity Plan”). The Liquidity Plan shall identify sources of liquid assets to meet the Bank’s contingency funding needs over time horizons of one month, two months, and three months. At a minimum, the Liquidity Plan shall be prepared in conformance with the Liquidity Risk Management Guidance found at FIL-84-2008.

(b)                                      A copy of the plan required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.

DIVIDEND RESTRICTION

10.                               As of the effective date of this ORDER, the Bank shall not declare or pay any dividend without the prior written consent of the Regional Director and the Chief Deputy Commissioner.

MANAGEMENT FEES

11.                               As of the effective date of this ORDER, the Bank shall not make any capital distribution, earnings distribution, or pay any management fee, or any other fee, to Capitol Bancorp, or its subsidiaries or affiliates, without the prior written approval of the Regional Director and Chief Deputy Commissioner.

ALLOWANCE FOR LOANS AND LEASE LOSSES

12.                               (a)                                 After the effective date of this ORDER, and prior to the submission of all Reports of Condition and Income required by the FDIC, the board of directors of the Bank shall review the adequacy of the Bank’s ALLL, provide for an adequate ALLL, and accurately report the same. The minutes of the board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the ALLL recommended, if any, and the basis for determination of the amount of ALLL provided. In making these determinations, the board of directors shall consider the FFIEC Instructions for the Reports of Condition and Income and any analysis of the Bank’s ALLL provided by the FDIC or OFIR.

(b)                                 ALLL entries required by this paragraph shall be made prior to any capital determinations required by this ORDER.

(c)                                  The Bank’s impairment analysis used in determining the adequacy of the ALLL must be based on current collateral evaluations.

(d)                                 During the life of this ORDER the Bank shall not make any reverse provisions to its ALLL without the prior written consent of the Regional Director and the Chief Deputy Commissioner.

PROFIT PLAN AND BUDGET

13.                               (a)                                 Within 60 days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar years 2010 and 2011. The plans required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank’s overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components, including the identification of major areas in, and means by which, earnings will be improved.

(b)                                 Within 30 days from the end of each calendar quarter following completion of the profit plans and budgets required by this paragraph, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors’ meeting at which such evaluation is undertaken.

(c)                                  A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect.

(d)                                 Copies of the plans and budgets required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.

CONCENTRATIONS OF CREDIT

14.                               (a)                                 Within 60 days from the effective date of this ORDER, the Bank shall formulate adopt and implement a written plan to manage each of the concentrations of credit identified in the ROE in a safe and sound manner. At a minimum the plan must provide for written procedures for the ongoing measurement and monitoring of the concentrations of credit, and a limit on concentrations commensurate with the Bank’s capital position, safe and sound banking practices, and the overall risk profile of the Bank.

(b)                                 While this ORDER remains in effect, the plan shall be revised to include concentrations of credit identified in any Report of Examination or Visitation Report of any financial institution that is merged into the Bank during the life of this ORDER.

(c)                                  A copy of the plan required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.

INTEREST RATE RISK

15.                               (a)                                 Within 60 days of the effective date of this ORDER, the Bank shall have procedures for managing the Bank’s sensitivity to interest rate risk. The procedures shall comply with the Joint Agency Statement of Policy on Interest Rate Risk (June 26, 1996), and the Joint Supervisory Statement on Investment Securities and End-user Derivative Activities (April 23, 1998).

(b)                                 A copy of the policy revisions and procedures required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.

SALE, MERGER, OR RECAPITALIZATION

16.                               (a)                                 Within 30 days effective date of this ORDER, the Bank shall develop, adopt, and implement a plan to sell itself or merge itself into an insured depository institution that is not controlled by Capitol Bancorp, or otherwise recapitalize the Bank so that the Bank is no longer controlled by Capitol Bancorp.

(b)                                 The plan required by this paragraph shall be acceptable to the Regional Director and Chief Deputy Commissioner.

INTERRUPTION OF SERVICES

17.                               (a)                                 Within 30 days from the effective date of this ORDER, the Bank shall develop, adopt, and implement a contingency plan to provide for alternate data processing and all other services provided by Capitol Bancorp in the event of an interruption in the delivery of these services.

(b)                                 The plan required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.

BUSINESS PLAN

18.                               (a)                                 From the effective date of this ORDER, the Bank shall adhere to the business plan approved in conjunction with its merger.

(b)                                 The Bank shall obtain the written approval of the Regional Director and Chief Deputy Commissioner prior to any change to, or deviation from, the business plan.

MATERIAL TRANSACTIONS

19.                               As of the effective date of this ORDER, the Bank shall not enter into any material transaction without the prior written consent of the Regional Director and Chief Deputy Commissioner. Material transactions include but are not limited to any investment, expansion, sale of assets, or acquisition.

NOTIFICATION TO SHAREHOLDER

20.                               Following the effective date of this ORDER, the Bank shall send to its shareholders a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.

PROGRESS REPORTS

21.                               Within 30 days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and Chief Deputy Commissioner written progress reports signed by each member of the Bank’s board of directors, detailing the actions taken to secure compliance with the ORDER and the results thereof.

This ORDER shall be effective upon its issuance by the FDIC and the OFIR.

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and the OFIR.

Pursuant to delegated authority.

Dated: April 5, 2010.

/s/	/s/

M. Anthony Lowe	Stephen R. Hilker
Regional Director	Chief Deputy Commissioner
Chicago Regional Office	Office of Financial and Insurance
Federal Deposit Insurance	Regulation
Corporation	State of Michigan